Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Pennsylvania Investment
Quality Municipal Fund
33-38357
811-6265

A special meeting of the shareholders
of the Nuveen Pennsylvania
Investment Quality Municipal Fund
was held on July 26, 2005.

The purpose of the meeting was to
approve
a new Investment Management
Agreement:

The number of shares voted in the
affirmative:
14,331,001 and
the number of negative votes:
172,990

Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007577.